EXHIBIT 10.13

EMPLOYEE STOCK OPTION AGREEMENT

JOHN V. WINFIELD

This Stock Option Agreement (the "Agreement") is made and entered into as of the 28th day of February 2012, by and between The InterGroup Corporation, a Delaware corporation (the "Company"), and John V. Winfield (“Winfield” or the "Employee").

WITNESETH:

WHEREAS, on February 24, 2010, the shareholders of the Company approved The InterGroup Corporation 2010 Omnibus Employee Incentive Plan (the “2010 Plan”), which was formally adopted by the Board of Directors on that date at its Annual Board Meeting; and

WHEREAS, the Board of Directors considered at its Fiscal 2011 Annual Board Meeting, held on February 22, 2012, a proposal for the grant of additional stock options or other equity compensation pursuant to the 2010 Plan to the Company’s President and CEO, John V. Winfield, on terms to be determined by the Compensation Committee of the Board of Directors (the “Compensation Committee”) consistent with the terms and provisions of the 2010 Plan; and

WHEREAS, on February 28, 2012, the Compensation Committee determined that Winfield, should be granted the right and option to purchase shares of Common Stock of the Company in the amount and upon the upon the terms, and subject to the conditions, set forth in this Agreement; and

WHEREAS, Employee desires to receive the right and option to purchase shares of Common Stock upon the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises, of the mutual promises, covenants and conditions herein contained, for the purposes and objectives set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound, hereby agree as follows:

1.           Definitions. In addition to the words and terms elsewhere defined in this Agreement, certain capitalized words and terms used in this Agreement shall have the meanings given to them by the definitions and descriptions in the 2010 Plan, unless the context or use indicates another or different meaning or intent, and such definitions shall be equally applicable to both the singular and plural forms of any capitalized words and terms defined in the 2010 Plan.

2.           Grant of Stock Options. Effective, February 28, 2012, the Company grants to Employee, and Employee hereby receives from the Company, the right and option to purchase (the “Options”) 90,000 shares of the Common Stock (the “Option Shares”) of the Company upon the terms, and subject to the conditions, set forth in this Agreement and the 2010 Plan. The Options shall be considered to be Incentive Stock Options under the terms of the 2010 Plan.

3.           Term of Options. The term of the Options (the "Term") shall be for a period of ten (10) years, beginning February 28, 2012 (the "Effective Date") and ending on February 27, 2022 (the "Termination Date"), unless otherwise terminated under the terms of this Agreement or the 2010 Plan.

4.           Exercise Price. The Exercise Price of the Options shall be $19.77, which was 100% of the Fair Market Value (“FMV”) of the Company’s Common Stock as determined by reference to the closing price of the Company’s Common Stock as reported on the NASDAQ Capital Market on February 28, 2012, the date of grant.

5.           Vesting Schedule and Requirements. The Options shall be subject to the following time and performance based vesting requirements, both of which must be met before the Options are fully vested and eligible to be exercised:

(a)         Time Vesting Schedule. The Options shall vest in the following amounts on the following dates:

February 28, 2013 - 18,000 shares

February 28, 2014 - 18,000 shares

February 28, 2015 - 18,000 shares

February 28, 2016 - 18,000 shares

February 28, 2017 - 18,000 shares

(b)         Performance Based Vesting Requirements. In addition to the above Time Vesting Schedule, the vesting of the Options is also subject to Performance Based Vesting Requirements. Under the Performance Based Vesting Requirements, the Options will vest in increments of 18,000 shares upon each increase of $2.00 or more in the Fair Market Value of the Company’s Common Stock above the Exercise Price ($19.77) of the Options. To satisfy this performance requirement, the Common Stock must trade at that increased level for a period of at least ten (10) trading days during any one quarter during the Term of the Options. For example, if the Company’s Common Stock trades at a level of $21.77 a share, or above, for at least ten (10) trading days during any one quarter, the Performance Based Vesting Requirement will be satisfied with respect to 18,000 shares. However, Options to purchase those 18,000 shares will only be considered to be fully vested and exercisable if the applicable time vesting requirement has also been met. For all the Options to vest under this requirement, the Company’s Common Stock has to trade at a level of at least $29.77 for period of at least ten (10) trading days during any one quarter during the Term.

6.           Vesting Upon Sale, Merger, Extraordinary Corporate Events. All Options issued pursuant to this Agreement shall immediately vest upon the sale, merger, consolidation or liquidation of the Company or upon such other extraordinary corporate events as may be determined by the Compensation Committee.

7.           Exercise of Options and Payment. The Options shall be exercisable during the Term upon satisfaction of the vesting requirements set forth in Section 5 hereof and any other applicable terms and conditions of this Agreement. Options shall be exercised by the delivery of a written notice of exercise to the Company, or an agent designated by the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

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A condition of the issuance of the Option Shares as to which an Option shall be exercised shall be the payment of the Exercise Price. The Exercise Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired shares of the Company having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price (provided that except as otherwise determined by the Committee, the shares that are tendered must have been held by the Employee for at least six (6) months (or such other period, if any, as the Committee may permit) prior to their tender to satisfy the Exercise Price if acquired under the 2010 Plan or any other compensation plan maintained by the Company or have been purchased on the open market); (c) by a cashless exercise (broker-assisted exercise) through a “same day sale” commitment; (d) by utilizing a net gain procedure; (e) by a combination of (a), (b), (c) and (d); or (f) any other method approved or accepted by the Committee in its sole discretion.

The net gain procedure, is intended to work, in effect, like a stock-settled SAR. An option holder who elects to use the net gain procedure will receive the number of shares of common stock with a value equal to the difference between the market price on the date of exercise and the exercise price of the option, less applicable tax withholding. For example, if an optionee has an option to acquire 300 shares at an exercise price of $10.00 per share and exercises the option when the market price is $30.00 and the withholding rate is 30%, the optionee would receive 140 shares (100 shares would be withheld to pay the exercise price and 60 shares would be withheld to pay the required withholding tax.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Employee share certificates in an appropriate amount based upon the number of Option Shares purchased under the Option(s), or upon Employee’s request, evidence of book entry Shares.

All payments under all of the methods indicated above shall be paid in United States dollars.

8.           Termination of Employment. If the Employee's employment by the Company shall terminate for any reason other than death, disability or termination for cause, the Options shall terminate six months after the Employee's employment terminates (unless the Employee dies during such period), or on the Option's expiration date, if earlier, and shall be exercisable during such period after termination of employment only with respect to the number of shares which the Employee was entitled to purchase on the day preceding the termination of the Employee's employment, except that the Compensation Committee may, in specific cases, and in its sole discretion, permit exercise by an Employee of all, or a part of, the unexercised Option within the period referred to above after the Employee's employment terminates. If the Employee's employment by the Company shall terminate for any reason other than death, disability or termination for cause, the Employee shall have the right to retain the Options not yet vested in exchange for continued services to the Company and/or its subsidiaries in an advisory capacity or for services as a member of the Company’s Board of Directors as may be determined by the Compensation Committee. If the Employee's employment shall terminate because of discharge for cause, the Options shall terminate on the date of the Employee's discharge.

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9.           Termination of Options Upon Death or Disability. In the event of the Employee's death or disability while in the employ of the Company prior to vesting of the Options or Employee's death within six months after the termination of the Employee's employment (other than by reason of discharge for cause) the Options shall terminate 12 months after the date of the Employee's death or disability date.

10.         Leave of Absence. A leave of absence, unless otherwise determined by the Compensation Committee prior to the commencement thereof, shall not be considered a termination of employment. The Options shall not be affected by any change of employment so long as Employee continues to be an Employee of the Company or a Subsidiary.

11.         Right of Company to Terminate Employment. Nothing contained in the 2010 Plan or in this Agreement shall confer on Employee the right to continue in the employ of the Company or any Subsidiary or interfere in any way with the right of the Company or a Subsidiary to terminate the employment of Employee at any time, with or without cause.

12.         Non-alienation of Benefits. No right or benefit under the 2010 Plan or this Agreement shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, sell assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit.

13.         Termination and Amendment. No termination, modification or amendment of the 2010 Plan or of this Agreement may, without the consent of Employee, adversely affect the rights of Employee with respect to the Options.

14.         Tax Withholding. The Company's obligation to deliver the Option Shares upon the vesting and exercise of the Options shall be subject to applicable federal, state and local tax withholding requirements. The Company shall have the power and the right to deduct or withhold, or require Employee to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the exercise of the Options. With respect to withholding required upon the exercise of the Options, Employee may elect, subject to the approval of the Compensation Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Employee, and shall be subject to any restrictions or limitations that the Compensation Committee, in its sole discretion, deems appropriate.

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15.         Separability. If any of the terms or provisions of this Agreement conflict with the requirements of Rule 16b-3 under the Exchange Act (as the same shall be amended from time to time), then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of said Rule 16b-3.

16.         Adjustments Upon Changes in Capitalization. In the event of changes in the outstanding Common Stock of the Company by reason of any stock dividend, distribution, split-up, recapitalization, subdivision, combination or exchange of shares, merger, consolidation or liquidation and the like, the number and class of shares subject to any outstanding Options and the vesting of the Options, shall be appropriately adjusted by the Compensation Committee in its sole and absolute discretion, whose determination shall be conclusive. The grant of the Options shall not affect in any way the right or power of the Company to make adjustments, reclassification, reorganizations or changes of its capital or business structure, to merge or consolidate or dissolve, liquidate, sell or transfer all or any part of its assets. All adjustments shall be rounded to the lowest whole number of shares of Common Stock.

17.         Obligations of the Company. In the event the Options do not vest as provided for in this Agreement, the Company shall have no further obligations or liabilities to Employee arising out of or in any way connected with this Agreement.

18.         Representations, Warranties and Agreements of Employee. Employee hereby represents, warrants and agrees as follows:

(a)         Employee is entering into this Agreement and the transactions herein contemplated based on Employee's own familiarity with the relevant factors, and the Company has made no express or implied representations, covenants or warranties to Employee except as specifically set forth in this Agreement and the 2010 Plan;

(b)         Employee has thoroughly read the 2010 Plan and this Agreement and has been advised or has had the opportunity to be advised by Employee's own legal counsel as to the consequences of Employee's execution of this Agreement.

(c)         Employee has knowledge and experience in financial and business matters and is capable of evaluating the risks of entering into this Agreement and of making an informed investment decision with respect to the transactions contemplated in this Agreement; and

(d)         Employee has had the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the transactions contemplated by this Agreement and the 2010 Plan.

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19.         Conditions Precedent to Obligations of the Company. The obligations of the Company under this Agreement to deliver shares of Common Stock, are at its option, subject to (i) receiving an opinion of counsel for the Company that the Company has complied with or is exempt from (a) all applicable registration requirements under the Securities Act of 1933, as amended (the "Act"), (b) all applicable registration requirements under the securities laws of any state, (c) all applicable listing requirements of any national securities exchanges on which stock of the same class as Employee's Shares is then listed or registered and (d) all other requirements of law or of any regulatory body having jurisdiction over the issuance and delivery of Employee's Shares; and (ii) Employee complying with all of the terms and conditions of this Agreement and the 2010 Plan.

20.         Restrictions on Transfer. Regardless of whether the offering and sale of the Option Shares has been registered under the 1933 Act or has been registered or qualified under the securities laws of any state, the Company may impose restrictions on the sale, pledge or other transfer of Employee's shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the 1933 Act, the securities laws of any state or any other law. In the event that the sale of Employee's shares is not registered under the 1933 Act, but an exemption is available which required an investment representation or other representation, Employee shall be required as a condition precedent to the Company's delivering of shares to Employee, to represent that the shares are being acquired for investment, and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate by the Company and its counsel. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section shall be conclusive and binding on all persons. Stock certificates evidencing shares acquired under this Agreement pursuant to an unregistered transaction shall bear the following restrictive legend and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law:

"THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE 1933 ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE ISSUER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE 1933 ACT".

21.         Registration or Qualification of Securities. The Company may, but shall not be obligated to, register or qualify the issuance of the Option Shares and/or the sale of the Option Shares under the 1933 Act or any other applicable law.

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22.         Exchange of Certificates. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing the Option Shares issued under this Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Option Shares, but lacking such legend.

23.         Notices. All notices, requests, demands and other communication hereunder shall be in writing and shall be deemed to have been duly given (except as may otherwise be specifically provided herein to the contrary) if (i) delivered by hand or telecopied and receipted for by the party to whom said notice or other communication shall have been directed, (ii) mailed by certified or registered mail with postage prepaid or (iii) shipped and receipted by express courier service charges prepaid by shipper addressed as follows (or to such other address as may be designated by notice given pursuant hereto):

If to the Company:	President
The InterGroup Corporation
10940 Wilshire Blvd., Suite 2150
Los Angeles, California 90024
Telecopy Number: (310) 889-2525

With a Copy to:	Chief Financial Officer
The InterGroup Corporation
10940 Wilshire Blvd., Suite 2150
Los Angeles, California 90024
Telecopy Number: (310) 889-2525

And if to Employee:	At Employee's principal residence as reflected in the Company's employment records.

24.         Waiver of Breach. The waiver of any party hereto of a breach of any provision of this Stock Option Agreement shall not operate or be construed as a waiver of any subsequent breach by any party hereto.

25.         Binding Effect. Except as otherwise herein provided, this Agreement shall be binding upon, and shall inure to the benefit of, the successors and assigns of the Company and Employee, and the Employee's personal representatives and permitted assigns.

26.         Amendments. No amendments or variations of the terms and conditions of this Agreement shall be valid unless the same is in writing and signed by all the parties hereto.

27.         Headings. The Section headings contained herein are for convenience only and shall not in any way affect the interpretation or enforceability of any provision of this Agreement.

28.         Gender. Unless the context otherwise requires a different meaning, words of a masculine gender shall be deemed and construed to include correlative words of feminine and neuter genders.

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29.         Governing Law. This Agreement shall be construed and enforced pursuant to the laws of the State of California.

30.         Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated in this Agreement.

31.         Priority. To the extent any of the terms of this Agreement are inconsistent with the terms of the plan, the terms of the 2010 Plan shall control to the extent of such inconsistency.

32.         Counterparts. This Agreement may be executed in more than one (1) counterpart and each counterpart shall be considered an original.

33.         Inconsistencies. In the event of any inconsistency between this Agreement and the 2010 Plan, the 2010 Plan shall govern.

IN WITNESS WHEREOF, the Company has caused this Employee Stock Option Agreement to be executed by its duly authorized officer and Employee has executed this Employee Stock Option Agreement in two (2) counterparts all as of the day and year first above written, but effective as of the Effective Date.

THE INTERGROUP CORPORATION

By:	/s/ William J. Nance
William J. Nance
Chairman, Compensation Committee

ACCEPTED AND AGREED TO:

/s/ John V. Winfield
John V. Winfield

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